UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 5, 2022 (June 28, 2022)
Virgin Orbit Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40267	98-1576914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4022 E. Conant St. Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)
(562) 388-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORB	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VORBW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2022 (the “Effective Date”), Virgin Orbit Holdings, Inc. (the “Company” or “we”) entered into a securities purchase agreement (the “Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Company sold and issued to Investor a convertible debenture (the “Convertible Debenture”) on June 29, 2022 in the principal amount of $50.0 million, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain conditions and limitations set forth in the Purchase Agreement. Investor will use commercially reasonable efforts to convert $2.7 million in each 30-day period beginning on August 28, 2022, provided that the certain conditions are satisfied as of each such period.

The Convertible Debenture bears interest at an annual rate of 6.0% and has a maturity date of December 29, 2023. The Convertible Debenture provides a conversion right, in which any portion of the principal amount of the Convertible Debenture, together with any accrued but unpaid interest, may be converted into the Company’s Common Stock at a conversion price equal to the lower of (i) $4.64 or (ii) 95% of the average of the two lowest daily volume weighted average price of the Common Stock during the three (3) trading days immediately preceding the date of conversion (but not lower than a certain floor price, currently set at $2.52, that is subject to further adjustment in accordance with the terms of the Convertible Debenture).

The Convertible Debenture may not be converted into Common Stock to the extent such conversion would result in the Investor and its affiliates having beneficial ownership of more than 9.99% of the Company’s then outstanding shares of Common Stock; provided that this limitation may be waived by the Investor upon not less than 65 days’ prior notice to the Company. The Convertible Debenture provides the Company, subject to certain conditions, with a redemption right pursuant to which the Company, upon three (3) business days’ prior notice to the Investor in the case of a partial redemption or ten (10) business days’ notice in the case of a full redemption, may redeem, in whole or in part, any of the outstanding principal and interest thereon at a redemption price equal to 2.5% of the principal amount being redeemed up until October 1, 2022, and thereafter at a redemption price equal to 5.0% of the principal amount being redeemed.

In connection with the Purchase Agreement, the Company and Investor entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company is required to file a registration statement registering the resale by the Investor of any shares of the Company’s Common Stock issuable upon conversion of the Convertible Debenture under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Rights Agreement, the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of the Registration Statement. The Company is required to file such registration statement no later than 30 days following the Effective Date.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement and Convertible Debenture are qualified in their entirety by reference to the full text such agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1, 10.2, and 4.1, respectively, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 this Current Report on Form 8-K is incorporated into this Item 2.03 by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 this Current Report on Form 8-K is incorporated into this Item 3.02 by reference in its entirety. The Convertible Debenture was issued to the Investor in reliance upon Section 4(a)(2) of the

Securities Act in a transaction not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Investor in the Purchase Agreement for the Convertible Debenture. Any shares of the Company’s Common Stock that may be issued upon conversion of the Convertible Debenture will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 19,841,270 shares of the Company’s common stock may be issued upon conversion of the Convertible Debenture subject to adjustment provisions included in the Convertible Debenture.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Convertible Debenture, dated Convertible Debenture, dated June 29, 2022, between Virgin Orbit Holdings, Inc. and YA II PN, Ltd.
10.1+	Securities Purchase Agreement, dated June 28, 2022, between Virgin Orbit Holdings, Inc. and YA II PN, Ltd.
10.2	Registration Rights Agreement, dated June 28, 2022, between Virgin Orbit Holdings, Inc. and YA II PN, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Orbit Holdings, Inc.

Date:	July 5, 2022	By:	/s/ Dan Hart
		Name:	Dan Hart
		Title:	Chief Executive Officer